Exhibit 99.1
FOR IMMEDIATE RELEASE
SLEEP NUMBER ANNOUNCES SECOND QUARTER 2020 RESULTS

•High-single digit demand growth for the last two months of the quarter combined, after being down 48% in fiscal April
•More than 95% of our retail stores are now open compared with 53% open on average during the second quarter
•Cash and liquidity available under our credit facility was $295 million at the end of the second quarter, a $129 million increase versus the same period last year

MINNEAPOLIS – (July 15, 2020) – Sleep Number Corporation (Nasdaq: SNBR) today reported results for the quarter ended June 27, 2020.

“The mission of Sleep Number has never been more important or more relevant than it is today. The pandemic has heightened individuals’ concerns about their immunity and resilience, and there is increased understanding that sleep is vital for healthy living. With the proven quality sleep of our proprietary 360® smart beds, Sleep Number is at the forefront of delivering this life-changing benefit,” said Shelly Ibach, President and CEO. “Our increased relevance with consumers, combined with the significant competitive advantages of our integrated business model and the ingenuity of our purpose driven team, drove our stronger-than-expected second quarter results.”

Second Quarter Overview
•Second quarter financial results reflect the significant impact of COVID-19
•Net sales were $285 million, down 20% compared with $356 million last year
•Gross profit rate of 57.2%, compared with 61.0% last year, reflecting product mix changes and sales deleverage as a result of COVID-19
•Operating expense reduction of $35 million or 17% versus prior year, reflects immediate actions taken to reduce expenses
•Net loss per diluted share of $0.45, compared to net income per diluted share of $0.14 last year

Cash Flows and Liquidity Review
•Generated $87 million in net cash from operating activities for the first six months of 2020, up 24% versus last year, with year-to-date operating free cash flows of $65 million, up 79% versus prior year
•Invested $22 million in year-to-date capital expenditures compared to $34 million for the prior year period
•Recently acquired a patent portfolio from Gentherm to further strengthen our competitive position related to cooling and heating beds and bedding
•Return on invested capital (ROIC) of 17.2% for the trailing twelve-month period, up 40 basis points versus the prior year comparable period
•Leverage ratio of 2.8x EBITDAR at the end of the second quarter, compared with 3.0x for the same period last year (covenant maximum of 4.5x)
•Cash and liquidity available under our credit facility was $295 million at the end of the second quarter, a $129 million increase versus the same period last year

Financial Outlook
On March 23, 2020, the company withdrew its fiscal 2020 financial guidance due to COVID-19. Given the continued uncertainty related to COVID-19, the company is not providing any further financial guidance at this time. The company expects to meet its liquidity needs from operating cash flows and its existing credit facility, while funding growth initiatives and other longer-term opportunities.

Conference Call Information
Management will host its regularly scheduled conference call to discuss the company’s results at 5 p.m. EDT (4 p.m. CDT; 2 p.m. PDT) today. To access the webcast, please visit the investor relations area of the Sleep Number website at
http://www.sleepnumber.com/eng/aboutus/InvestorRelations.cfm. The webcast replay will remain available for approximately 60 days.

Sleep Number Announces Second-quarter 2020 Results - Page 2 of 9
About Sleep Number Corporation
As a purpose driven company, Sleep Number’s mission is to improve lives by individualizing sleep experiences. Our revolutionary Sleep Number 360® smart beds deliver proven, quality sleep through effortless, adjustable comfort. Our integrated SleepIQ® operating system captures over 13 billion biometric data points every night and offers actionable insights to improve your overall sleep health and wellness.

To experience proven quality sleep, visit SleepNumber.com or one of our approximately 600 Sleep Number® stores. More information is available on our newsroom and investor relations site.

Forward-looking Statements
Statements used in this news release relating to future plans, events, financial results or performance are forward-looking statements subject to certain risks and uncertainties including, among others, such factors as current and future general and industry economic trends and consumer confidence; risks inherent in outbreaks of pandemics or contagious diseases; the effectiveness of our marketing messages; the efficiency of our advertising and promotional efforts; our ability to execute our company-controlled distribution strategy; our ability to achieve and maintain acceptable levels of product and service quality, and acceptable product return and warranty claims rates; our ability to continue to improve and expand our product line; consumer acceptance of our products, product quality, innovation and brand image; industry competition, the emergence of additional competitive products, and the adequacy of our intellectual property rights to protect our products and brand from competitive or infringing activities; claims that our products, processes, advertising, or trademarks infringe the intellectual property rights of others; availability of attractive and cost-effective consumer credit options; pending and unforeseen litigation and the potential for adverse publicity associated with litigation; our manufacturing processes with minimal levels of inventory, which may leave us vulnerable to shortages in supply; our dependence on significant suppliers and third parties and our ability to maintain relationships with key suppliers or third-parties, including several sole-source suppliers or providers of services; rising commodity costs and other inflationary pressures; risks inherent in global sourcing activities, including tariffs, pandemics, strikes, and the potential for shortages in supply; risks of disruption in the operation of our main manufacturing facilities or assembly distribution facilities; increasing government regulation; the adequacy of our and third-party information systems to meet the evolving needs of our business and existing and evolving risks and regulatory standards applicable to data privacy and security; the costs and potential disruptions to our business related to upgrading our management information systems; the vulnerability of our and third-party information systems to attacks by hackers or other cyber threats that could compromise the security of our systems, result in a data breach or disrupt our business; and our ability to attract, retain and motivate qualified management, executive and other key team members, including qualified retail sales professionals and managers. Additional information concerning these and other risks and uncertainties is contained in the company’s filings with the Securities and Exchange Commission (SEC), including the Annual Report on Form 10-K, and other periodic reports filed with the SEC. The company has no obligation to publicly update or revise any of the forward-looking statements in this news release.

# # #

Investor Contact: Dave Schwantes; (763) 551-7498; investorrelations@sleepnumber.com
Media Contact: Julie Elepano; (763) 551-7459; julie.elepano@sleepnumber.com

Sleep Number Announces Second-quarter 2020 Results - Page 3 of 9

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Three Months Ended
	June 27, 2020	% of Net Sales	June 29, 2019	% of Net Sales
Net sales	$284,938	100.0%	$355,963	100.0%
Cost of sales	121,928	42.8%	138,777	39.0%
Gross profit	163,010	57.2%	217,186	61.0%
Operating expenses:
Sales and marketing	130,165	45.7%	168,839	47.4%
General and administrative	36,716	12.9%	33,045	9.3%
Research and development	8,254	2.9%	8,057	2.3%
Total operating expenses	175,135	61.5%	209,941	59.0%
Operating (loss) income	(12,125)	(4.3%)	7,245	2.0%
Interest expense, net	3,940	1.4%	3,228	0.9%
(Loss) income before income taxes	(16,065)	(5.6%)	4,017	1.1%
Income tax benefit	(3,435)	(1.2%)	(263)	(0.1%)
Net (loss) income	$(12,630)	(4.4%)	$4,280	1.2%

Net (loss) income per share – basic	$(0.45)		$0.14

Net (loss) income per share – diluted	$(0.45)		$0.14

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	27,923		29,873
Dilutive effect of stock-based awards [1]	—		658
Diluted weighted-average shares outstanding [1]	27,923		30,531
1 For the three months ended June 27, 2020, potentially dilutive stock-based awards have been excluded from the calculation of diluted weighted-average shares outstanding, as their inclusion would have had an anti-dilutive effect on our net loss per diluted share.

Sleep Number Announces Second-quarter 2020 Results - Page 4 of 9

SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Operations
(unaudited – in thousands, except per share amounts)

	Six Months Ended
	June 27, 2020	% of Net Sales	June 29, 2019	% of Net Sales
Net sales	$757,504	100.0%	$782,408	100.0%
Cost of sales	292,363	38.6%	302,989	38.7%
Gross profit	465,141	61.4%	479,419	61.3%
Operating expenses:
Sales and marketing	337,909	44.6%	355,666	45.5%
General and administrative	67,788	8.9%	67,368	8.6%
Research and development	18,755	2.5%	16,433	2.1%
Total operating expenses	424,452	56.0%	439,467	56.2%
Operating income	40,689	5.4%	39,952	5.1%
Interest expense, net	6,284	0.8%	5,837	0.7%
Income before income taxes	34,405	4.5%	34,115	4.4%
Income tax expense	7,895	1.0%	4,417	0.6%
Net income	$26,510	3.5%	$29,698	3.8%

Net income per share – basic	$0.95		$0.98

Net income per share – diluted	$0.93		$0.95

Reconciliation of weighted-average shares outstanding:
Basic weighted-average shares outstanding	27,890		30,247
Dilutive effect of stock-based awards	633		887
Diluted weighted-average shares outstanding	28,523		31,134

Sleep Number Announces Second-quarter 2020 Results - Page 5 of 9
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Balance Sheets
(unaudited - in thousands, except per share amounts)
subject to reclassification

	June 27, 2020	December 28, 2019
Assets
Current assets:
Cash and cash equivalents	$1,651	$1,593
Accounts receivable, net of allowance for doubtful accounts of $957 and $898, respectively	15,754	19,978
Inventories	81,674	87,065
Prepaid expenses	12,072	15,335
Other current assets	30,607	36,397
Total current assets	141,758	160,368
Non-current assets:
Property and equipment, net	186,943	197,421
Operating lease right-of-use assets	315,221	327,017
Goodwill and intangible assets, net	74,109	73,226
Other non-current assets	50,767	48,011
Total assets	$768,798	$806,043
Liabilities and Shareholders’ Deficit
Current liabilities:
Borrowings under credit facility	$227,240	$231,000
Accounts payable	94,966	134,594
Customer prepayments	51,235	34,248
Accrued sales returns	17,196	19,809
Compensation and benefits	33,067	40,321
Taxes and withholding	21,085	22,171
Operating lease liabilities	60,180	59,561
Other current liabilities	57,547	53,070
Total current liabilities	562,516	594,774
Non-current liabilities:
Deferred income taxes	8,191	3,808
Operating lease liabilities	286,292	298,090
Other non-current liabilities	74,817	68,802
Total non-current liabilities	369,300	370,700
Total liabilities	931,816	965,474
Shareholders’ deficit:
Undesignated preferred stock; 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.01 par value; 142,500 shares authorized, 27,725 and 27,961 shares issued and outstanding, respectively	277	280
Additional paid-in capital	5,519	—
Accumulated deficit	(168,814)	(159,711)
Total shareholders’ deficit	(163,018)	(159,431)
Total liabilities and shareholders’ deficit	$768,798	$806,043

Sleep Number Announces Second-quarter 2020 Results - Page 6 of 9
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(unaudited – in thousands)
subject to reclassification

	Six Months Ended
	June 27, 2020	June 29, 2019
Cash flows from operating activities:
Net income	$26,510	$29,698
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	30,811	31,187
Stock-based compensation	7,084	7,888
Net loss (gain) on disposals and impairments of assets	224	(431)
Deferred income taxes	4,383	721
Changes in operating assets and liabilities:
Accounts receivable	4,224	5,214
Inventories	5,391	(2,977)
Income taxes	2,508	(9,195)
Prepaid expenses and other assets	7,018	(8,580)
Accounts payable	(14,804)	12,408
Customer prepayments	16,987	3,407
Accrued compensation and benefits	(7,405)	2,348
Other taxes and withholding	(3,594)	(1,836)
Other accruals and liabilities	7,664	495
Net cash provided by operating activities	87,001	70,347

Cash flows from investing activities:
Purchases of property and equipment	(21,695)	(33,896)
Proceeds from sales of property and equipment	25	2,571
Purchase of intangible assets	(945)	—
Net cash used in investing activities	(22,615)	(31,325)

Cash flows from financing activities:
Net (decrease) increase in short-term borrowings	(26,364)	56,758
Repurchases of common stock	(41,774)	(99,684)
Proceeds from issuance of common stock	4,100	4,995
Debt issuance costs	(290)	(1,019)
Net cash used in financing activities	(64,328)	(38,950)

Net increase in cash and cash equivalents	58	72
Cash and cash equivalents, at beginning of period	1,593	1,612
Cash and cash equivalents, at end of period	$1,651	$1,684

Sleep Number Announces Second-quarter 2020 Results - Page 7 of 9
SLEEP NUMBER CORPORATION
AND SUBSIDIARIES
Supplemental Financial Information
(unaudited)

	Three Months Ended		Six Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Percent of sales:
Retail	72.2%	92.1%	84.6%	92.1%
Online and phone	27.5%	7.2%	15.1%	7.0%
Wholesale/other	0.3%	0.7%	0.3%	0.9%
Total Company	100.0%	100.0%	100.0%	100.0%

Sales change rates:
Retail comparable-store sales	(40%)	9%	(14%)	7%
Online and phone	209%	2%	107%	4%
Total Retail comparable sales change	(21%)	8%	(5%)	7%
Net opened/closed stores	1%	5%	2%	4%
Total Retail	(20%)	13%	(3%)	11%
Wholesale/other	(72%)	(44%)	(71%)	(23%)
Total Company	(20%)	13%	(3%)	11%

Stores open:
Beginning of period	611	585	611	579
Opened	6	17	14	32
Closed	(19)	(8)	(27)	(17)
End of period	598	594	598	594

Other metrics:
Average sales per store ($ in 000's) [1]	$2,830	$2,800
Average sales per square foot [1]	$988	$1,015
Stores > $2 million net sales [2]	63%	69%
Stores > $3 million net sales [2]	25%	28%
Average revenue per mattress unit [3]	$4,767	$4,945	$4,839	$4,868
1 Trailing twelve months Total Retail comparable sales per store open at least one year.
2 Trailing twelve months for stores open at least one year (excludes online and phone sales).
3 Represents Total Retail net sales divided by Total Retail mattress units.

Sleep Number Announces Second-quarter 2020 Results - Page 8 of 9
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)
(in thousands)

We define earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) as net income plus: income tax expense, interest expense, depreciation and amortization, stock-based compensation and asset impairments. Management believes Adjusted EBITDA is a useful indicator of our financial performance and our ability to generate cash from operating activities. Our definition of Adjusted EBITDA may not be comparable to similarly titled definitions used by other companies. The table below reconciles Adjusted EBITDA, which is a non-GAAP financial measure, to the comparable GAAP financial measure:

	Three Months Ended		Trailing Twelve Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net (loss) income	$(12,630)	$4,280	$78,657	$74,945
Income tax (benefit) expense	(3,435)	(263)	22,141	18,682
Interest expense	4,022	3,229	12,131	9,769
Depreciation and amortization	15,253	15,328	60,951	61,675
Stock-based compensation	5,033	4,250	15,853	12,558
Asset impairments	246	1	294	151
Adjusted EBITDA	$8,489	$26,825	$190,027	$177,780

Free Cash Flow
(in thousands)

	Three Months Ended		Trailing Twelve Months Ended
	June 27, 2020	June 29, 2019	June 27, 2020	June 29, 2019
Net cash provided by operating activities	$2,060	$2,211	$205,814	$172,756
Subtract: Purchases of property and equipment	11,344	14,153	47,038	58,070
Free cash flow	$(9,284)	$(11,942)	$158,776	$114,686

Calculation of Net Leverage Ratio under Credit Facility
(in thousands)

	Trailing Twelve Months Ended
	June 27, 2020	June 29, 2019
Borrowings under credit facility	$227,240	$281,500
Outstanding letters of credit	3,997	3,497
Finance lease obligations	704	809
Consolidated funded indebtedness	$231,941	$285,806
Capitalized operating lease obligations [1]	542,095	505,260
Total debt including capitalized operating lease obligations (a)	$774,036	$791,066

Adjusted EBITDA (see above)	$190,027	$177,780
Consolidated rent expense	90,349	84,210
Consolidated EBITDAR (b)	$280,376	$261,990

Net Leverage Ratio under credit facility (a divided by b)	2.8 to 1.0	3.0 to 1.0
1A multiple of six times annual rent expense is used as an estimate for capitalizing our operating lease obligations in accordance with our credit facility.
Note - Our Adjusted EBITDA and EBITDAR calculations, Free Cash Flow data and Calculation of Net Leverage Ratio under Credit Facility are considered non-GAAP financial measures and are not in accordance with, or preferable to, "as reported," or GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.
GAAP - generally accepted accounting principles in the U.S.

Sleep Number Announces Second-quarter 2020 Results - Page 9 of 9
SLEEP NUMBER CORPORATION AND SUBSIDIARIES
Calculation of Return on Invested Capital (ROIC)
(in thousands)

ROIC is a financial measure we use to determine how efficiently we deploy our capital. It quantifies the return we earn on our invested capital. Management believes ROIC is also a useful metric for investors and financial analysts. We compute ROIC as outlined below. Our definition and calculation of ROIC may not be comparable to similarly titled definitions and calculations used by other companies. The tables below reconcile net operating profit after taxes (NOPAT) and total invested capital, which are non-GAAP financial measures, to the comparable GAAP financial measures:

	Trailing Twelve Months Ended
	June 27, 2020	June 29, 2019
Net operating profit after taxes (NOPAT)
Operating income	$112,831	$103,393
Add: Rent expense [1]	90,349	84,210
Add: Interest income	97	4
Less: Depreciation on capitalized operating leases [2]	(23,331)	(21,310)
Less: Income taxes [3]	(42,735)	(40,319)
NOPAT	$137,211	$125,978

Average invested capital
Total deficit	$(163,018)	$(157,302)
Add: Long-term debt [4]	227,944	282,308
Add: Capitalized operating lease obligations [5]	722,792	673,680
Total invested capital at end of period	$787,718	$798,686

Average invested capital [6]	$797,862	$750,375

Return on invested capital (ROIC) [7]	17.2%	16.8%
1 Rent expense is added back to operating income to show the impact of owning versus leasing the related assets.
2 Depreciation is based on the average of the last five fiscal quarters' ending capitalized operating lease obligations (see note 5) for the respective reporting periods with an assumed thirty-year useful life. This life assumption is based on our long-term participation in given markets though specific retail location lease commitments are generally 5 to 10 years at inception. This is subtracted from operating income to illustrate the impact of owning versus leasing the related assets.
3 Reflects annual effective income tax rates, before discrete adjustments, of 23.7% and 24.2% for 2020 and 2019, respectively.
4 Long-term debt includes existing finance lease liabilities.
5 A multiple of eight times annual rent expense is used as an estimate for capitalizing our operating lease obligations. The methodology utilized aligns with the methodology of a nationally recognized credit rating agency.
6 Average invested capital represents the average of the last five fiscal quarters' ending invested capital balances.
7 ROIC equals NOPAT divided by average invested capital.

Note - Our ROIC calculation and data are considered non-GAAP financial measures and are not in accordance with, or preferable to, GAAP financial data. However, we are providing this information as we believe it facilitates analysis of the Company's financial performance by investors and financial analysts.

GAAP - generally accepted accounting principles in the U.S.